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EXHIBIT 99.1

Travelocity Provides Updated Guidance in Light of Recent Events

FORT WORTH, Texas, Sept. 18 /PRNewswire/ -- Travelocity.com Inc. (Nasdaq:
TVLY), the leading travel Web site, reported today that it expects earnings before special items to be within the range of its prior guidance of $0.08 to $0.10 per share for the quarter ending September 30, 2001.

"We are deeply saddened by the unspeakable tragedy that has touched our country," said Terrell B. Jones, president and chief executive officer of Travelocity. "Our highest priority during these times is taking care of our customers -- getting them home or to their desired destinations as conveniently as possible." In response to last week's tragic events, Travelocity's dedicated customer care team is working closely with customers to help adjust their travel plans, including re-ticketing and refunds.

"Individually we all feel the effects of this tragedy; and as a business, the travel industry is feeling the immediate effects -- as is every business in some way," Jones added. "While we may not be able to control those effects in the near-term, our business model is sound. Since September 11, we have already seen bookings rise to more than 50% of prior levels compared to 30% to 40% immediately after the events, and we fully expect improved growth in travel spending in 2002."

"Because of our stronger-than-expected profit performance in July and August, we are maintaining our earnings guidance for the third quarter, although revenues will be below our guidance," commented Ramesh Punwani, chief financial officer of Travelocity. "While we believe it is too early to quantify the full impact of this tragedy on the fourth quarter, we are working diligently to manage expenses while continuing our emphasis on customer service. However, at this time we are reevaluating our prior financial guidance for the fourth quarter, and we expect to be able to provide revised guidance for that time period during our third quarter earnings call in October. With no debt and over $100 million in cash and marketable securities, our strong balance sheet supports the long-term financial viability of the Company."

About Travelocity

Travelocity.com Inc. (Nasdaq: TVLY), a database-driven travel marketing and transaction company, provides Internet and wireless reservations information for more than 700 airlines, more than 50,000 hotels and more than 50 car rental companies. In addition, Travelocity.com offers more than 6,500 vacation packages, tour and cruise departures and a vast database of destination and interest information. Travelocity.com employs more than 1,000 customer service professionals, has sold more than 18 million airline tickets and has registered 30 million members.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are based only upon information available to Travelocity on the

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date of this report. All such forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described, including risks related to additional elimination or reduction of commissions paid by travel suppliers, which could reduce Travelocity's revenues; risks associated with travel industry consolidation, including strategic alliances and consortia (including travel supplier consortia); risks relating to Travelocity's relationships with Sabre Holdings Corporation and its affiliates (including the risks of potential conflicts of interest); risks associated with the continued use and growth of the Internet and, relatedly, the extent of acceptance and profitability of online commerce; and risks relating to Travelocity's technology, including Travelocity's ability to rapidly develop and achieve market acceptance of new products and services, and related risks that rapid technological changes may render Travelocity's technology obsolete or decrease the attractiveness of its existing products and services relative to the products and services, respectively, of its competitors.

Further information about risks and uncertainties that could affect Travelocity's financial and other results is included in Travelocity's other documents filed with, or furnished to, the Securities and Exchange Commission. Travelocity undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

Contacts:  Travelocity                  Vollmer
           David Carpenter              Jennifer Tweeton
           817-785-8237                 713-546-2230
                                        Janelle O'Haugherty
                                        972-488-4790

SOURCE: Travelocity.com Inc.